News Release

Tutor Perini Reports Strong Second Quarter 2026 Financial Results;
Raises 2026 Adjusted EPS Guidance; Increases Quarterly Dividend 50%

•Record revenue of $1.6 billion, up 19% Y/Y
•Record income from construction operations of $117.7 million, up 54% Y/Y reflecting continued strong operating performance and growing contributions from higher-margin projects
•Diluted earnings per share ("EPS") of $1.23, up 224% compared to $0.38 in Q2 2025
•Adjusted EPS of $1.74, up 23% compared to $1.41 in Q2 2025
•Record first-half 2026 operating cash flow of $334.1 million, up 17% Y/Y
•Profitable, near-record backlog of $19.9 billion, up slightly compared to backlog at Q1 2026
•Raising 2026 Adjusted EPS guidance to $5.15 to $5.45 (up from $4.90 to $5.30)
•Board increases quarterly dividend 50% to $0.09 per share
•Tutor Perini remains confident that Adjusted EPS for 2027 will be substantially higher than the upper end of the Company's increased 2026 guidance due to solid earnings visibility provided by current backlog

LOS ANGELES – (BUSINESS WIRE) – August 5, 2026 – Tutor Perini Corporation (the "Company") (NYSE: TPC), a leading civil, building and specialty construction company, today reported strong financial results for the second quarter of 2026 (see attached tables).

Revenue for the second quarter of 2026 was a record $1.6 billion, the highest revenue of any quarter ever, and up 19% compared to $1.4 billion for the same period in 2025. Revenue for the Civil, Building, and Specialty Contractors segments for the second quarter of 2026 was up 11%, 21%, and 47%, respectively, compared to the same quarter last year. The solid growth across all segments was primarily driven by increased activities on certain newer large high-margin projects in New York, California, Hawaii and the Indo-Pacific region. Over the first six months of 2026, the Company has delivered double-digit year-over-year growth across all three segments, with growing and sustainable business momentum driven by increased project execution activities on various large projects, all of which have significant scope of work remaining.

Income from construction operations for the second quarter of 2026 was a record $117.7 million, up 54% compared to $76.4 million for the second quarter of 2025, and the highest result of any quarter ever. The second quarter of 2026 was positively impacted by higher-margin contributions associated with the increased project execution activities discussed above, as well as a significant decrease of $27.5 million ($0.53 per diluted share, net of associated tax benefit) in share-based compensation expense in the second quarter of 2026 compared to the second quarter of 2025. Share-based compensation expense is expected to decrease over the remainder of 2026 as compared to 2025 and decline much more significantly in 2027, as some of the liability-classified awards have recently vested and most of the remaining awards will vest by the end of 2026.

Net income attributable to the Company for the second quarter of 2026 was $65.7 million, or EPS of $1.23, up significantly compared to $20.0 million, or EPS of $0.38, reported for the second quarter of 2025. Adjusted net income attributable to the Company, which excludes the impact of share-based compensation expense, net of associated tax benefit, for the second quarter of 2026 was $93.0 million, or $1.74 of Adjusted EPS, also up significantly compared to $75.1 million, or $1.41 of Adjusted EPS, reported for the second quarter of 2025. The Company's strong adjusted results demonstrate the substantial earnings potential embedded within the Company's backlog. With many of these projects still in their early phases or having recently commenced, management believes the backlog provides strong visibility into future profitability and supports its increased 2026 guidance. (Please refer to the Non-GAAP Financial Measures section below for further information and a reconciliation of the Company's financial results reported under generally accepted accounting principles in the United States (“GAAP”) to the reported adjusted results.)

Record First-Half 2026 Operating Cash Flow

The Company generated a record $334.1 million of cash from operating activities in the first half of 2026, up 17% compared to $285.3 million for the same period last year. The record operating cash flow was driven by higher volume and strong execution and collections on profitable projects. The Company expects continued strong operating cash flow in the second half of 2026 and beyond.

Profitable, Near-Record Backlog

The Company booked approximately $1.7 billion of new awards and contract adjustments in the second quarter of 2026, which resulted in backlog of $19.9 billion as of June 30, 2026, up slightly compared to backlog as of March 31, 2026.

The largest additions to backlog in the second quarter of 2026 included the following:
•$652 million for a military facilities project in Guam;
•$143 million for two military facility projects in Alaska;
•$130 million of additional funding for a healthcare facility project in Texas;
•$114 million for an education facility project in Mississippi; and
•$106 million for a bridge project in Minnesota.

The Company continues to have significant project bidding opportunities this year and beyond, particularly in the Indo-Pacific region, as well as in California, the Midwest, and the Northeast, and remains well positioned to continue winning its share of new projects. Overall, the Company's pipeline of potential projects over the next three to four years totals more than $200 billion, which is approximately three times larger than the pipeline from just a couple of years ago. Many of these prospects are expected to bid over the next one to two years. The Company expects its backlog will remain strong due to a combination of various near-term pursuits, significant additional funding anticipated in the second half of 2026 for the Midtown Bus Terminal Replacement project in New York, as well as certain Building segment projects currently in the preconstruction phase that are anticipated to advance to the construction phase this year and beyond. Tutor Perini expects to continue bidding selectively on various project opportunities that will drive long-term shareholder value.

Strong Balance Sheet

Total debt as of June 30, 2026 was $396 million, down 3% compared to $407 million at the end of 2025. As a result of the consistently strong operating cash flow in recent years, the Company's cash exceeded its total debt by $542 million as of June 30, 2026, continuing the Company's strong net cash position.

As previously announced, the Company completed a refinancing of its outstanding debt on July 2, 2026 that significantly strengthens its capital structure and enhances financial flexibility. The transaction extended the Company's debt maturities, is expected to reduce annual interest expense on the Company's senior notes by approximately $21 million, and more than doubled the size of its revolving credit facility. The refinancing also delivered more favorable covenant terms, lower borrowing costs, and greater capacity to pursue strategic opportunities while continuing to return capital to shareholders.

During the second quarter of 2026, the Company repurchased 137,374 shares of its common stock on the open market under the Board-authorized $200 million share repurchase program for $10 million at an average price of $72.78 per share. As of June 30, 2026, $170 million remained available for repurchases, and the Company expects to make further occasional opportunistic share buybacks in the future to return excess cash to shareholders.

Outlook and Increased Guidance

Based on the Company's strong results through the second quarter of 2026 and management's sustained confidence in its performance trajectory for the remainder of the year, the Company is raising its 2026 Adjusted EPS guidance to the range of $5.15 to $5.45 (up from the previous range of $4.90 to $5.30). The Company’s adjusted EPS for 2026 will exclude the impact of share-based compensation expense, net of the associated tax benefit, as well as certain pension settlement, debt extinguishment and refinancing costs, net of tax, that are anticipated in 2026 and which are not reflective of ongoing business operations. As previously disclosed, the Company is not providing forward-looking guidance for GAAP EPS or a quantitative reconciliation of adjusted EPS guidance to GAAP EPS guidance due to the difficulty in forecasting share-based compensation expense, which fluctuates with future share price movements. Variations in share-based compensation expense could have a material impact on GAAP EPS for the guidance period. The Company's guidance continues to factor in a significant amount of contingency for various unknown or unexpected developments.

The Company remains confident that Adjusted EPS for 2027 will be substantially higher than the upper end of its increased 2026 guidance due to solid earnings visibility provided by current backlog.

The Company continues to experience strong demand for its services, driven by well-funded state, local and federal customers that have numerous large-scale, high-priority infrastructure projects planned over the next several years, as well as by certain commercial customers that continue to advance projects for new or renovated buildings in vibrant end markets, such as healthcare, education, and hospitality and gaming.

Quarterly Dividend Increased 50%

Tutor Perini also announced that its Board of Directors has declared a $0.09 per share quarterly cash dividend, an increase of 50% compared to the previous dividend of $0.06 per share. The dividend will be payable on September 3, 2026, to shareholders of record as of the close of business on August 19, 2026.

Management Remarks

“We delivered outstanding results for the second quarter of 2026, highlighted by record revenue and operating income, record first half operating cash generation and, importantly, meaningfully and sequentially improved operating margins across all segments. Because of these strong results and our favorable outlook, we are raising our full-year 2026 adjusted EPS guidance to $5.15 to $5.45 and increasing our quarterly dividend by 50%,” remarked Gary Smalley, Tutor Perini's Chief Executive Officer and President.

“Tutor Perini's business momentum continues to grow as we advance work on our megaprojects, enabling us to demonstrate the durable growth and earnings power of our near-record backlog,” added Mr. Smalley. “We expect that this backlog, together with our pipeline of prospective opportunities that has never been larger, will continue to translate into significantly higher revenue and earnings in 2026 and beyond. All combined, we strongly believe Tutor Perini today is a more compelling value investment opportunity than at any other point in our storied history.”

Non-GAAP Financial Measures

To supplement our unaudited Condensed Consolidated Financial Statements presented under GAAP, we are presenting certain non-GAAP financial measures. These non-GAAP financial measures exclude items that are not reflective of ongoing business operations, including share-based compensation expense for the three and six months ended June 30, 2026 and 2025 (as well as the associated tax benefit), and for the second half of 2026, adjustments will also include certain pension settlement, debt extinguishment and refinancing costs (as well as the associated tax impacts). These non-GAAP financial measures are intended to provide additional insights that facilitate the comparison of our past and present performance, and they are among the indicators management uses to assess the Company’s financial performance and to forecast future performance. By presenting these non-GAAP financial measures, we aim to provide investors and stakeholders with a clearer understanding of our operating results and enhance transparency with respect to the key financial metrics used by our management in its financial and operational decision-making.

These non-GAAP financial measures consist of adjusted net income attributable to the Company and adjusted diluted earnings per share. We exclude share-based compensation expense because this expense could result in significant volatility in our reported earnings, driven primarily by fluctuations in the expense recognized for certain long-term incentive compensation awards with payouts that are indexed to the Company’s common stock. By adjusting for share-based compensation, our non-GAAP measures present a supplemental depiction of our operational performance and financial health. This approach allows stakeholders to focus on our core operational efficiency and profitability without the variable impact to earnings caused by significant changes in our stock price. Our non-GAAP measures are intended to offer a consistent basis for evaluating the Company’s performance, which management believes is meaningful to stakeholders.

The non-GAAP financial measures included in this earnings release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for the most directly comparable measures prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis.

Reconciliations of these non-GAAP financial measures are found in the table below:

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per common share amounts)	2026	2025	2026	2025
Net income attributable to Tutor Perini Corporation, as reported	$65.7	$20.0	$91.4	$48.0
Plus: Share-based compensation expense(a)	27.9	55.4	57.9	62.0
Less: Tax benefit provided on share-based compensation expense	(0.6)	(0.3)	(1.0)	(0.5)
Adjusted net income attributable to Tutor Perini Corporation	$93.0	$75.1	$148.3	$109.5

Diluted earnings per common share, as reported	$1.23	$0.38	$1.71	$0.90
Plus: Share-based compensation expense impact per diluted share	0.52	1.04	1.08	1.17
Less: Tax benefit provided on share-based compensation expense per diluted share	(0.01)	(0.01)	(0.02)	(0.01)
Adjusted diluted earnings per common share	$1.74	$1.41	$2.77	$2.06
____________________________________________________________________________________________________
(a)The amount represents share-based compensation expense recorded during the three and six months ended June 30, 2026 and 2025. This includes expense associated with certain long-term incentive compensation awards that have payouts indexed to the Company’s common stock. As such, significant fluctuations in the price of the Company’s common stock during any reporting period have caused and could continue to cause significant fluctuations in the reported expense.

Second Quarter 2026 Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Wednesday, August 5, 2026, to discuss the second quarter 2026 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. For those unable to participate during the live call, the webcast will be available for replay on the website shortly after the call.

Investors and others should note that we announce material financial and operational information to our investors using our investor relations website (https://investors.tutorperini.com/investor-overview/default.aspx), press releases, SEC filings, and public conference calls and webcasts. The information we post through these channels may be deemed material. Accordingly, investors should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts. The channels that we intend to use as a means of disclosing the information described above may be updated from time to time on our investor relations website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private customers and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget while adhering to strict safety and quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, and have strong expertise in delivering design-bid-build, design-build, construction management, and public-private partnership (P3) projects. We often self-perform multiple project components, including earthwork, excavation, concrete forming and placement, steel erection, electrical, mechanical, plumbing, heating, ventilation and air conditioning (HVAC), and fire protection.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Increased Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: revisions of estimates of contract risks, revenue or costs; unfavorable outcomes of existing or future litigation or dispute resolution proceedings against us or customers (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; contract requirements to perform extra work beyond the initial project scope, which has and in the future could result in disputes or claims and adversely affect our working capital, profits and cash flows; economic factors, such as inflation, tariffs, the timing of new awards, or the pace of project execution, which have resulted and may continue to result in losses or lower than anticipated profit; risks and other uncertainties associated with estimates and assumptions used to prepare our financial statements; a significant slowdown or decline in economic conditions, such as those presented during a recession; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers, as well as damage to our reputation; decreases or delays in the level of federal, state and local government spending for infrastructure and other public projects; possible systems and information technology interruptions and breaches in data security and/or privacy; risks related to our international operations, such as uncertainty of U.S. government funding, as well as economic, political, regulatory and other risks, including risks of loss due to acts of war, labor conditions, and other unforeseeable events in countries where we do business, which could adversely affect our revenue and earnings; the impact of inclement weather conditions, disasters and other catastrophic events outside of our control; risks related to government contracts (including government shutdowns and funding considerations) and related procurement regulations; inability to attract and retain our key officers, and to adequately plan for their succession, and hire and retain personnel required to execute and perform on our contracts; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses and/or reputational harm; client cancellations of, delays in, or reductions in scope under contracts reported in our backlog, as well as prospective project opportunities, including as a result of government-related mandates; increased competition and failure to secure new contracts; significant fluctuations in the market price of our common stock, which could result in substantial losses for shareholders and potentially subject us to securities litigation; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws; public health crises, such as COVID-19, have adversely impacted, and could in the future adversely impact, our business, financial condition and results of operations by, among other things, delaying the timing of project bids and/or awards and the timing of dispute resolutions and associated collections; an inability to obtain bonding could have a negative impact on our operations and results; failure to meet our obligations under our debt agreements; we cannot guarantee the timing, amount, or payment of dividends on our common stock or that we will repurchase our common stock pursuant to our stock repurchase program; downgrades in our credit ratings; the exertion of influence over the Company by our executive chairman due to his position and significant ownership interests; impairment of goodwill or other indefinite-lived intangible assets; physical and regulatory risks related to climate change; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed on February 26, 2026 and in subsequent reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Senior Vice President, Investor Relations & Corporate Communications
www.tutorperini.com

Tutor Perini Corporation
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per common share amounts)	2026	2025	2026	2025
REVENUE	$1,637,047	$1,373,681	$3,026,505	$2,620,314
COST OF OPERATIONS	(1,425,769)	(1,177,686)	(2,660,594)	(2,289,918)
GROSS PROFIT	211,278	195,995	365,911	330,396
General and administrative expenses	(93,543)	(119,565)	(188,994)	(188,641)
INCOME FROM CONSTRUCTION OPERATIONS	117,735	76,430	176,917	141,755
Other income, net	10,833	6,204	21,559	10,892
Interest expense	(13,720)	(13,588)	(27,117)	(27,940)
INCOME BEFORE INCOME TAXES	114,848	69,046	171,359	124,707
Income tax expense	(30,780)	(21,960)	(47,763)	(34,872)
NET INCOME	84,068	47,086	123,596	89,835
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	18,326	27,112	32,158	41,863
NET INCOME ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$65,742	$19,974	$91,438	$47,972
BASIC EARNINGS PER COMMON SHARE	$1.25	$0.38	$1.74	$0.91
DILUTED EARNINGS PER COMMON SHARE	$1.23	$0.38	$1.71	$0.90
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	52,601	52,724	52,668	52,631
DILUTED	53,472	53,194	53,611	53,102

Earnings per Share Information
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
DILUTED EARNINGS PER COMMON SHARE	$1.23	$0.38	$1.71	$0.90
ADJUSTED DILUTED EARNINGS PER COMMON SHARE(a)	$1.74	$1.41	$2.77	$2.06
____________________________________________________________________________________________________
(a)Please refer to the Non-GAAP Financial Measures section above for a reconciliation of the Company's financial results reported under GAAP to the reported adjusted results.

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total	Corporate	Consolidated Total
Three Months Ended June 30, 2026
Total revenue	$880,946	$606,788	$261,327	$1,749,061	$—	$1,749,061
Elimination of intersegment revenue	(64,792)	(47,222)	—	(112,014)	—	(112,014)
Revenue from external customers	$816,154	$559,566	$261,327	$1,637,047	$—	$1,637,047
Reconciliation of revenue to income (loss) from construction operations
Less:
Cost of operations	$667,566	$514,878	$241,255	$1,423,699	$2,070	$1,425,769
General and administrative expenses	24,060	13,410	14,351	51,821	41,722	93,543
Income (loss) from construction operations	$124,528	$31,278	$5,721	$161,527	$(43,792)	$117,735
Capital expenditures	$21,683	$98	$1,609	$23,390	$10,288	$33,678
Depreciation and amortization(a)	$8,693	$533	$673	$9,899	$317	$10,216

Three Months Ended June 30, 2025
Total revenue	$784,615	$486,035	$177,412	$1,448,062	$—	$1,448,062
Elimination of intersegment revenue	(50,428)	(23,953)	—	(74,381)	—	(74,381)
Revenue from external customers	$734,187	$462,082	$177,412	$1,373,681	$—	$1,373,681
Reconciliation of revenue to income (loss) from construction operations
Less:
Cost of operations	$570,117	$426,592	$180,942	$1,177,651	$35	$1,177,686
General and administrative expenses	23,955	13,040	14,486	51,481	68,084	119,565
Income (loss) from construction operations	$140,115	$22,450	$(18,016)	$144,549	$(68,119)	$76,430
Capital expenditures	$24,558	$522	$1,260	$26,340	$496	$26,836
Depreciation and amortization(a)	$11,078	$543	$671	$12,292	$609	$12,901
____________________________________________________________________________________________________
(a)Depreciation and amortization is included in income (loss) from construction operations.

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total	Corporate	Consolidated Total
Six Months Ended June 30, 2026
Total revenue	$1,625,762	$1,104,925	$480,058	$3,210,745	$—	$3,210,745
Elimination of intersegment revenue	(111,881)	(72,359)	—	(184,240)	—	(184,240)
Revenue from external customers	$1,513,881	$1,032,566	$480,058	$3,026,505	$—	$3,026,505
Reconciliation of revenue to income (loss) from construction operations
Less:
Cost of operations	$1,256,220	$957,909	$444,395	$2,658,524	$2,070	$2,660,594
General and administrative expenses	45,404	27,035	29,375	101,814	87,180	188,994
Income (loss) from construction operations	$212,257	$47,622	$6,288	$266,167	$(89,250)	$176,917
Capital expenditures	$37,144	$471	$2,759	$40,374	$11,298	$51,672
Depreciation and amortization(a)	$18,726	$1,052	$1,275	$21,053	$634	$21,687

Six Months Ended June 30, 2025
Total revenue	$1,429,618	$974,359	$354,220	$2,758,197	$—	$2,758,197
Elimination of intersegment revenue	(85,390)	(52,493)	—	(137,883)	—	(137,883)
Revenue from external customers	$1,344,228	$921,866	$354,220	$2,620,314	$—	$2,620,314
Reconciliation of revenue to income (loss) from construction operations
Less:
Cost of operations	$1,078,890	$862,880	$348,113	$2,289,883	$35	$2,289,918
General and administrative expenses	45,623	26,077	31,234	102,934	85,707	188,641
Income (loss) from construction operations	$219,715	$32,909	$(25,127)	$227,497	$(85,742)	$141,755
Capital expenditures	$51,408	$1,538	$2,100	$55,046	$1,894	$56,940
Depreciation and amortization(a)	$21,768	$1,070	$1,275	$24,113	$1,362	$25,475
____________________________________________________________________________________________________
(a)Depreciation and amortization is included in income (loss) from construction operations.

Tutor Perini Corporation
Condensed Consolidated Balance Sheets
Unaudited
(in thousands, except share and per share amounts)	As of June 30, 2026	As of December 31, 2025

ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($449,842 and $361,898 related to variable interest entities (“VIEs”))	$938,215	$734,553
Restricted cash	6,939	35,641
Restricted investments	270,884	228,959
Accounts receivable ($195,745 and $126,245 related to VIEs)	1,181,473	1,218,609
Retention receivable ($225,158 and $216,099 related to VIEs)	720,480	668,894
Costs and estimated earnings in excess of billings ($92,501 and $82,426 related to VIEs)	845,836	819,199
Other current assets ($100,139 and $145,473 related to VIEs)	340,135	411,030
Total current assets	4,303,962	4,116,885
PROPERTY AND EQUIPMENT ("P&E"), net of accumulated depreciation of $583,626 and $570,186 (net P&E of $26,115 and $23,246 related to VIEs)	577,723	547,995
GOODWILL	205,143	205,143
INTANGIBLE ASSETS, NET	62,714	63,832
DEFERRED INCOME TAXES	63,313	96,573
OTHER ASSETS ($14,874 and $13,202 related to VIEs)	148,287	129,994
TOTAL ASSETS	$5,361,142	$5,160,422

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$5,004	$14,589
Accounts payable ($108,088 and $64,712 related to VIEs)	730,651	724,932
Retention payable ($32,764 and $27,743 related to VIEs)	287,064	265,246
Billings in excess of costs and estimated earnings ($488,890 and $520,455 related to VIEs)	1,929,670	1,838,610
Accrued expenses and other current liabilities ($41,444 and $56,044 related to VIEs)	396,374	396,121
Total current liabilities	3,348,763	3,239,498
LONG-TERM DEBT, less current maturities, net of unamortized discount and debt issuance costs totaling $15,774 and $17,983	391,341	392,785
OTHER LONG-TERM LIABILITIES ($12,173 and $10,602 related to VIEs)	285,959	265,477
TOTAL LIABILITIES	4,026,063	3,897,760
COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders' equity:
Preferred stock - authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock - authorized 112,500,000 shares ($1 par value), issued and outstanding 52,569,117 and 52,791,451 shares	52,569	52,791
Additional paid-in capital	1,135,277	1,148,634
Retained earnings	110,497	46,443
Accumulated other comprehensive loss	(32,133)	(29,234)
Total stockholders' equity	1,266,210	1,218,634
Noncontrolling interests	68,869	44,028
TOTAL EQUITY	1,335,079	1,262,662
TOTAL LIABILITIES AND EQUITY	$5,361,142	$5,160,422

Tutor Perini Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
	Six Months Ended June 30,
(in thousands)	2026	2025
Cash Flows from Operating Activities:
Net income	$123,596	$89,835
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	20,569	24,356
Amortization of intangible assets	1,118	1,119
Share-based compensation expense	57,927	61,970
Change in debt discounts and deferred debt issuance costs	2,488	2,209
Deferred income taxes	34,054	24,903
Gain on sale of property and equipment	(590)	(2,928)
Changes in other components of working capital	92,154	83,171
Other long-term liabilities	19,157	(4,128)
Other, net	(16,344)	4,768
NET CASH PROVIDED BY OPERATING ACTIVITIES	334,129	285,275

Cash Flows from Investing Activities:
Acquisition of property and equipment	(51,672)	(56,940)
Proceeds from sale of property and equipment	4,211	4,235
Investments in securities	(66,504)	(33,730)
Proceeds from maturities and sales of investments in securities	22,285	18,754
NET CASH USED IN INVESTING ACTIVITIES	(91,680)	(67,681)

Cash Flows from Financing Activities:
Proceeds from debt	—	188,215
Repayment of debt	(13,237)	(304,865)
Cash payments related to share-based compensation	(11,275)	(5,152)
Payment of dividends	(6,471)	—
Repurchase of common stock	(30,000)	—
Distributions paid to noncontrolling interests	(11,500)	(20,400)
Contributions from noncontrolling interests	4,994	7,500
NET CASH USED IN FINANCING ACTIVITIES	(67,489)	(134,702)

Net increase in cash, cash equivalents and restricted cash	174,960	82,892
Cash, cash equivalents and restricted cash at beginning of period	770,194	464,188
Cash, cash equivalents and restricted cash at end of period	$945,154	$547,080

Tutor Perini Corporation
Backlog Information
Unaudited

(in millions)	Backlog at March 31, 2026	New Awards in the Three Months Ended June 30, 2026(a)	Revenue Recognized in the Three Months Ended June 30, 2026	Backlog at June 30, 2026
Civil	$9,652.9	$997.4	$(816.2)	$9,834.1
Building	7,212.4	350.5	(559.5)	7,003.4
Specialty Contractors	2,975.1	309.8	(261.3)	3,023.6
Total	$19,840.4	$1,657.7	$(1,637.0)	$19,861.1

(in millions)	Backlog at December 31, 2025	New Awards in the Six Months Ended June 30, 2026(a)	Revenue Recognized in the Six Months Ended June 30, 2026	Backlog at June 30, 2026
Civil	$10,153.7	$1,194.3	$(1,513.9)	$9,834.1
Building	7,333.4	702.5	(1,032.5)	7,003.4
Specialty Contractors	3,072.7	431.0	(480.1)	3,023.6
Total	$20,559.8	$2,327.8	$(3,026.5)	$19,861.1
____________________________________________________________________________________________________
(a)New awards consist of the original contract price of projects added to backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.